Exhibit 99.1

Citizens First Corporation Announces Second Quarter 2018 Results

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

•	Increase in net income of 24.0% compared to second quarter 2017
•	Increase in assets of 5.0% compared to year end 2017
•	Loan growth of 2.4% compared to year end 2017
•	Deposit growth of 4.4% compared to year end 2017

BOWLING GREEN, KY, July 19, 2018 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the six months ended June 30, 2018 which include the following:

For the quarter ended June 30, 2018 the Company reported net income of $1,374,000, or $0.54 per diluted common share (EPS).  This represents a 24.0% increase or $266,000 from the $1,108,000, or $0.43 per diluted common share, for the quarter ended June 30, 2017.  For the six months ended June 30, 2018, net income totaled $2.46 million, or $0.97 per diluted common share.  This represents an increase of $443,000, a 22.0% increase, or $0.18 per diluted common share, from the net income of $2.02 million in the first six months of the previous year.   “Loan growth and lower income tax expense drove profitability for the first half of the year,” said Todd Kanipe, President and CEO.  “The challenge continues to be protecting our margin as interest rates increase in the economy. We’ve successfully grown our deposits this year, but increasing competition for deposits in our region continues to push up our cost of funds,” Kanipe added.

Income Statement Second Quarter 2018 Compared to Second Quarter 2017

Net interest income increased $231,000, or 6.0%, for the second quarter of the current year compared to the second quarter of the prior year.  During the second quarter of 2018, a loan of approximately $5.2 million was paid off prematurely which resulted in the collection of a prepayment penalty of approximately $105,000.  The Company’s net interest margin was 3.67% for the quarter ended June 30, 2018, compared to 3.69% for the quarter ended June 30, 2017, a decrease of 2 basis points.  The Company’s net interest margin decreased primarily due to an increase in the cost of interest-bearing liabilities which exceeded the increase in the yield on earning assets.

There was a $30,000 provision for loan losses in the second quarter of the current year compared to no provision for loan losses in the second quarter of the prior year.

Non-interest income decreased $11,000, or 1.2%, from the prior year primarily due to a decrease in service charges on deposit accounts of $18,000 and a decrease in gains on sale of mortgage loans of $19,000, offset by an increase in other service charges and fees of $18,000.

Non-interest expense increased $78,000, or 2.4%, from the prior year primarily due to an increase in personnel expense of $118,000, offset by a decrease in data processing services of $46,000.

Income tax expense decreased $154,000, or 32.2% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017.

Income Statement Current Year Compared to Prior Year

Net interest income increased $351,000, or 4.6%, from the prior year.  The Company’s net interest margin was 3.61% for the six months ended June 30, 2018, and 3.68% for the six months ended June 30, 2017, a decrease of 7 basis points.  The Company’s net interest margin decreased due to an increase in the cost of average interest-bearing liabilities.

There was a $60,000 provision for loan losses in the current year compared to a $30,000 provision in the previous year.

Non-interest income decreased $3,000, or 0.2%, primarily due to a reduction in gains on sale of mortgage loans of $37,000 and gains on the sale of securities of $23,000, offset by an increase in other service charges and fees of $35,000 and non-deposit brokerage fees of $22,000.

Non-interest expense increased $146,000, or 2.2%, primarily due to an increase of $230,000 in personnel expenses offset by a decrease of $105,000 in data processing services.  “We have added four full time equivalent employees over the past year as we strengthen the depth of our retail branching network,” Kanipe added.

Income tax expense decreased $271,000, or 32.1% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017.

Credit Quality

Non-performing assets totaled $2.1 million, or 0.43% of total assets, at June 30, 2018 compared to $1.3 million, or 0.29% of total assets at December 31, 2017, an increase of approximately $742,000.   The increase is primarily attributable to one credit secured by real estate which was moved to non-accrual status during the first quarter of 2018.

The allowance for loan losses at June 30, 2018 was $4.8 million, or 1.24% of total loans, compared to $4.9 million, or 1.36% of total loans as of June 30, 2017.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at June 30, 2018 were $488.6 million, compared to $465.4 million at December 31, 2017. Loans increased $9.1 million, or 2.4%, from December 31, 2017 to June 30, 2018.  Loans declined $5.7 million during the second quarter of  2018, primarily due to the premature payoff of one credit relationship of approximately $5.2 million.  Deposits increased $16.3 million, or 4.4%, from December 31, 2017 to June 30, 2018.  Borrowings from the Federal Home Loan Bank increased $5.0 million, or 12.5%, from December 31, 2017 to June 30, 2018.

Stockholders’ equity increased to $47.7 million at June 30, 2018 from $45.8 million at December 31, 2017.  The book value per common share and tangible book value per common share ratios were $18.79 and $17.14, respectively, at June 30, 2018 compared to $18.14 and $16.47, respectively, at December 31, 2017.

Quarterly Common Dividend Payable August 16

On July 19, 2018, the Board of Directors declared a quarterly cash dividend of $0.07 per common share payable August 16, 2018 to shareholders of record on August 3, 2018.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	June 30,	December 31,	December 31,
	2018	2017	2016
Assets
Cash and due from financial institutions	$6,546	$6,444	$8,542
Interest-bearing deposits in other financial institutions	30,166	13,532	11,018
Available-for-sale securities	46,432	48,616	53,547
Loans held for sale	147	427	264
Loans	383,289	374,239	359,391
Allowance for loan losses	(4,750)	(4,724)	(4,854)
Premises and equipment, net	8,988	9,140	9,390
Bank owned life insurance (BOLI)	8,615	8,528	8,351
Federal Home Loan Bank (FHLB) stock, at cost	2,065	2,053	2,025
Accrued interest receivable	1,549	1,681	1,622
Deferred income taxes	762	670	1,464
Goodwill and other intangible assets	4,185	4,221	4,291
Other assets	594	555	371
Total Assets	$488,588	$465,382	$455,422
Liabilities
Deposits
Noninterest bearing	$53,119	$53,259	$52,322
Savings, NOW and money market	188,213	175,087	173,620
Time	147,286	143,968	144,497
Total deposits	388,618	372,314	370,439
FHLB advances and other borrowings	45,000	40,000	35,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	347	285	220
Other liabilities	1,946	1,949	2,399
Total Liabilities	440,911	419,548	413,058
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	—	7,261
Common stock	33,201	33,138	25,920
Retained earnings	15,359	13,142	9,706
Accumulated other comprehensive (loss)	(883)	(446)	(523)
Total stockholders’ equity	47,677	45,834	42,364
Total liabilities and stockholders’ equity	$488,588	$465,382	$455,422

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Interest and dividend income	$5,162	$4,860	$4,905	$4,640	$4,593
Interest expense	1,064	960	858	777	726
Net interest income	4,098	3,900	4,047	3,863	3,867

Provision (credit) for loan losses	30	30	(150)	(30)	—

Non-interest income
Service charges on deposit accounts	309	298	315	317	327
Other service charges and fees	319	281	288	317	301
Gain on sale of mortgage loans	69	50	82	79	88
Non-deposit brokerage fees	101	99	97	90	91
Lease income	79	52	52	53	80
BOLI income	44	43	45	44	45
Gain on sale of securities	—	—	—	25	—
Total non-interest income	921	823	879	925	932

Non-interest expenses:
Personnel expense	1,773	1,846	1,740	1,673	1,655
Net occupancy expense	432	453	448	449	446
Advertising and public relations	85	81	78	111	77
Professional fees	172	164	86	160	171
Data processing services	205	194	192	214	251
Franchise shares and deposit tax	120	120	88	132	132
FDIC insurance	43	42	47	52	49
Other	461	459	433	415	432
Total non-interest expenses	3,291	3,359	3,112	3,206	3,213

Income before income taxes	1,698	1,334	1,964	1,612	1,586
Income taxes	324	250	1,012	490	478
Net income	1,374	1,084	952	1,122	1,108
Dividends on preferred stock	—	—	—	—	119
Net income available for common stockholders	$1,374	$1,084	$952	$1,122	$989
Basic earnings per common share	$0.54	$0.43	$0.38	$0.44	$0.47
Diluted earnings per common share	$0.54	$0.43	$0.37	$0.44	$0.43

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Average:
Assets	$478,836	$476,063	$462,966	$449,770	$454,524
Earning Assets	451,315	448,853	435,458	422,258	427,674
Loans	389,614	384,184	370,173	362,343	363,733
Interest-bearing deposits	328,932	322,627	317,196	312,668	319,883
Deposits	383,144	375,617	369,643	364,798	368,743
Borrowed funds	46,758	52,167	45,000	37,696	39,769
Equity	47,006	46,023	45,907	44,916	44,047
Common equity	47,006	46,023	45,907	44,916	38,240

Return on average assets	1.15%	0.92%	0.82%	0.99%	0.98%
Return on average equity	11.97%	9.55%	8.23%	9.91%	10.09%

Efficiency ratio	65.23%	70.72%	62.46%	66.51%	66.10%
Non-interest income to average assets	0.77%	0.70%	0.75%	0.82%	0.82%
Non-interest expenses to average assets	2.76%	2.86%	2.67%	2.83%	2.84%
Net overhead to average assets	1.99%	2.16%	1.91%	2.01%	2.01%
Yield on loans	4.94%	4.75%	4.88%	4.73%	4.69%
Yield on investment securities (TE)	2.61%	2.56%	2.77%	2.68%	2.85%
Yield on average earning assets (TE)	4.61%	4.42%	4.52%	4.41%	4.37%
Cost of average interest bearing liabilities	1.14%	1.04%	0.94%	0.88%	0.81%
Net interest margin (TE)	3.67%	3.55%	3.74%	3.68%	3.69%
Number of FTE employees	99	96	98	97	95

Asset Quality Indicators:
Non-performing loans to total loans	0.54%	0.54%	0.36%	0.73%	0.80%
Non-performing assets to total assets	0.43%	0.43%	0.29%	0.58%	0.63%
Allowance for loan losses to total loans	1.24%	1.21%	1.26%	1.34%	1.36%
YTD net charge-offs (recoveries) to average loans, annualized	0.02%	0.06%	(0.01)%	—%	(0.01)%
YTD net charge-offs (recoveries)	34	61	(20)	2	(13)

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Six Months Ended
	June 30,	June 30,
	2018	2017
Interest and dividend income	$10,022	$9,050
Interest expense	2,024	1,403
Net interest income	7,998	7,647

Provision for loan losses	60	30

Non-interest income
Service charges on deposit accounts	607	605
Other service charges and fees	600	565
Gain on sale of mortgage loans	119	156
Non-deposit brokerage fees	200	178
Lease income	131	132
BOLI income	87	88
Gain on sale of securities	—	23
Total non-interest income	1,744	1,747

Non-interest expenses:
Personnel expense	3,619	3,389
Net occupancy expense	885	907
Advertising and public relations	166	148
Professional fees	336	301
Data processing services	399	504
Franchise shares and deposit tax	240	264
FDIC insurance	85	98
Other	920	893
Total non-interest expenses	6,650	6,504

Income before income taxes	3,032	2,860
Income taxes	574	845
Net income	2,458	2,015
Dividends on preferred stock	—	238
Net income available for common stockholders	$2,458	$1,777
Basic earnings per common share	$0.97	$0.86
Diluted earnings per common share	$0.97	$0.79

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Six Months Ended
	(In Thousands, Except Per
	Share Data and ratios)
	June 30,	June 30,
	2018	2017
Average:
Assets	$477,457	$453,401
Earning Assets	450,090	426,021
Loans	386,914	363,778
Interest-bearing deposits	325,797	317,425
Deposits	379,401	366,498
Borrowed funds	49,448	41,415
Equity	46,517	43,441
Common equity	46,517	36,987

Return on average assets	1.04%	0.90%
Return on average equity	10.66%	9.35%

Efficiency ratio	67.90%	68.47%
Non-interest income to average assets	0.74%	0.78%
Non-interest expenses to average assets	2.81%	2.89%
Net overhead to average assets	2.07%	2.12%
Yield on loans	4.84%	4.65%
Yield on investment securities (TE)	2.58%	2.86%
Yield on average earning assets (TE)	4.51%	4.34%
Cost of average interest bearing liabilities	1.09%	0.79%
Net interest margin (TE)	3.61%	3.68%
Number of FTE employees	99	95

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Share Data and ratios)
	June 30,	December 31,	December 31,
Consolidated Capital Ratios	2018	2017	2016

Total shareholders’ equity to total assets ratio	9.76%	9.85%	9.30%
Tangible equity ratio (1)	8.98%	9.02%	8.44%
Tangible common equity ratio (1)	8.98%	9.02%	6.83%
Book value per common share	$18.79	$18.14	$17.54
Tangible book value per common share (1)	$17.14	$16.47	$15.40
End of period common share closing price	$26.08	$24.00	$18.00

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
	June 30,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2018	2017	2016

Total shareholders’ equity (a)	$47,677	$45,834	$42,364
Less:
Preferred stock	—	—	(7,261)
Common equity (b)	47,677	45,834	35,103
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(88)	(124)	(194)
Tangible common equity (c)	43,492	41,613	30,812
Add:
Preferred stock	—	—	7,261
Tangible equity (d)	43,492	41,613	38,073

Total assets (e)	488,588	465,382	455,422
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(88)	(124)	(194)
Tangible assets (f)	$484,403	$461,161	$451,131
Shares outstanding (in thousands) (g)	2,538	2,526	2,001

Book value per common share (b/g)	$18.79	$18.14	$17.54
Tangible book value per common share (c/g)	$17.14	$16.47	$15.40
Equity to assets ratio (a/e)	9.76%	9.85%	9.30%
Tangible equity ratio (d/f)	8.98%	9.02%	8.44%
Common equity ratio (b/e)	9.76%	9.85%	7.71%
Tangible common equity ratio (c/f)	8.98%	9.02%	6.83%